EXHIBIT 24

POWER OF ATTORNEY

The undersigned, Dennis Michael Robertson (“Applicant”) whose business address is c/o Commercial Bank, 6710 Cumberland Gap Parkway, Harrogate, TN 37752, hereby authorizes Philip J. Metheny and Roger Mobley, both of Commercial Bank, to serve as account administrators to manage the EDGAR account of the undersigned on the EDGAR Filer Management system and to make filings on behalf of the undersigned.

The undersigned hereby revokes any and all general powers of attorney and special powers of attorney that it previously has signed that relates to the same subject matter as the subject of this Power of Attorney.

The account administrators shall have full power and authority to act on the undersigned’s behalf in the particulars specified below. This power and authority shall authorize each of the account administrators, on behalf of the undersigned to:

•	apply for access to the Electronic Data Gathering Analysis, and Retrieval (“EDGAR”) system of the United States Securities and Exchange Commission (“SEC”) through the EDGAR Next protocols;

•
take any and all action, prepare and sign, and follow up on behalf of the undersigned any and all documents or instruments (including, without limitation, the SEC’s Form ID, Form D, and Section 16 filings) as the Agent, in his/her discretion, deems necessary or convenient to exercise the authority specified by this Power of Attorney for and on behalf of the undersigned;

•
act as an account administrator for the undersigned's EDGAR account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

•
cause the Applicant to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Applicant's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account.

The undersigned confirms the Applicant and prospective account administrators have not been criminally convicted as a result of a Federal or state securities law violation.

This Power of Attorney shall be construed broadly.  The listing of specific powers is not intended to limit or restrict powers incidental thereto granted in this Power of Attorney in any manner.

The account administrators shall not be liable for any loss that results from a judgment error that was made in good faith.  However, the account administrator(s) shall be liable for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney.  A successor account administrator shall not be liable for acts of a prior account administrator.

No person who relies in good faith on the authority of each account administrator under this instrument shall incur any liability to the undersigned, to the undersigned’s estate, personal representative, successor or assigns.  The undersigned authorizes each account administrator to indemnify and hold harmless any third party who accepts and acts under this document for and on behalf of the undersigned.

If any part of any provision of this instrument shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this instrument.

This Power of Attorney shall become effective immediately. This Power of Attorney may be revoked by the undersigned at any time by providing written notice signed by the undersigned  and shall continue to be effective until it is revoked by a writing signed by the undersigned.

* * *

Dated and Signed	Signature of Undersigned

9/12/2025 at	By:	/s/ Dennis Michael Robertson
	Name:	Dennis Michael Robertson
	Title:	Applicant

Address: c/o Commercial Bank 6710 Cumberland Gap Parkway Harrogate, TN 37752 Notary Seal	Notary Signature /s/ Carol J Gibson Carol J Gibson Notary (Print Name) District of Columbia My Commission Expires: Nov. 30, 2025